Exhibit 99.1

Herbalife Ltd. Announces Record Fourth Quarter 2011 and Full Year Results, Record Sales Leader Retention and Raises 2012 Earnings Guidance

  Fourth quarter worldwide volume growth of 23 percent with double-digit increases in each of its six regions compared to the prior year period.
  Fourth quarter EPS of $0.86 increased 25 percent compared to the prior year period.
  Raising FY’12 EPS guidance to a range of $3.40 to $3.60.
  Record annual sales leader retention of over 50 percent.
  Board of directors approved a $0.30 per share quarterly dividend.

LOS ANGELES--(BUSINESS WIRE)--February 21, 2012--Herbalife Ltd. (NYSE: HLF) today reported that fourth quarter net sales increased 20 percent and local currency net sales increased 23 percent compared to the same time period in 2010. Net income for the quarter of $105.4 million, or $0.86 per diluted share compares to 2010 fourth quarter net income of $86.3 million and EPS of $0.69, respectively.

For the twelve months ended December 31, 2011, the company reported record net sales of $3.5 billion, a 26 percent increase on 21 percent volume growth compared to 2010. For the same period, the company reported adjusted1 net income of $413.3 million, or $3.31 per diluted share, reflecting an increase of 35 percent and 37 percent respectively compared to the adjusted 2010 results of $305.6 million and $2.42 per diluted share. On a reported basis, EPS of $3.30 increased 39 percent compared to 2010.

“The momentum in our business continued throughout 2011 as we set new records in net sales, earnings per share, and free cash flow,” said Michael O. Johnson, the company’s chairman and CEO. “Equally important, we continue to set records in many Distributor metrics that are the foundation for continued growth, including activity levels and retention rates of Sales Leaders.“

For the year ended December 31, 2011, the company generated cash flow from operations of $509.3 million, an increase of 31 percent compared to 2010, paid dividends of $85.5 million, invested $90.9 million in capital expenditures and repurchased $298.8 million in common shares outstanding related to our share repurchase program.

____________________________

1 See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail.

Fourth Quarter and Fiscal 2011 Regional Key Metrics2,3,4

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
		Yr/Yr %
Region	4Q'11	Chg	4Q'11	Yr/Yr % Chg
North America	232.1	16%	59,599	16%
Asia Pacific	257.9	37%	55,124	39%
EMEA	137.7	10%	41,618	17%
Mexico	185.4	20%	52,172	26%
South & Central America	166.0	35%	39,724	27%
China	43.1	13%	10,077	28%
Worldwide Total	1,022.2	23%	249,779	24%

	Volume Points (Mil)		Average Active Sales Leaders
		Yr/Yr %
	4Q'11	Chg	4Q'11	Yr/Yr % Chg
Emerging Markets	574.0	26%	143,997	29%
Established Markets	448.2	20%	112,792	20%
Worldwide Total	1,022.2	23%	249,779	24%

____________________________

2 “Emerging markets” are defined herein as those countries that the World Bank categorized as having “low” or “medium” GDP per capita, while “Established markets” are defined as those countries categorized by the World Bank as having “high” GDP per capita.

3 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com

4 Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

	Volume Points (Mil)		Average Active Sales Leaders
		Yr/Yr %
Region	FY'11	Chg	FY'11	Yr/Yr % Chg
North America	987.1	11%	56,741	15%
Asia Pacific	961.6	33%	48,195	34%
EMEA	545.0	12%	38,607	15%
Mexico	704.5	25%	47,697	25%
South & Central America	569.9	33%	34,938	21%
China	153.8	7%	8,814	29%
Worldwide Total	3,921.9	21%	227,308	22%

	Volume Points (Mil)		Average Active Sales Leaders
		Yr/Yr %
	FY'11	Chg	FY'11	Yr/Yr % Chg
Emerging Markets	2101.2	26%	128,976	27%
Established Markets	1820.7	16%	104,906	18%
Worldwide Total	3,921.9	21%	227,308	22%

2011 Annual Sales Leader Requalification

By January of each year, sales leaders are required to re-qualify. In February of each year, we remove from the rank of sales leaders those individuals who did not satisfy the sales leader qualifications during the preceding 12 months. For the latest 12-month re-qualification period ending January 2012, approximately 52 percent of the eligible sales leaders, excluding China, re-qualified, reflecting an improvement from approximately 49 percent in the prior requalification period.

Updated 2012 Guidance

Guidance for fully diluted 2012 EPS is based on the average daily exchange rates of January 2012, which in aggregate are not materially different from the foreign currency exchange rates assumed in our prior guidance.

Based on current business trends the company’s first quarter fiscal 2012 and fiscal 2012 guidance is provided below.

	Three Months Ending		Twelve Months Ending
	March 31, 2012		December 31, 2012
	Low	High	Low	High
Volume Point Growth vs 2011	14.5%	16.5%	10.0%	12.0%
Net Sales Growth vs 2011	10.0%	12.0%	9.0%	11.0%
Diluted EPS	$0.76	$0.80	$3.40	$3.60
Cap Ex ($ millions)	$25.0	$30.0	$110.0	$120.0
Effective Tax Rate	26.5%	28.5%	26.5%	28.5%

Announces Quarterly Dividend

The company reported today that its board of directors has approved a dividend of $0.30 per share to shareholders of record effective March 7, 2012, payable on March 22, 2012.

Fourth Quarter and Fiscal 2011 Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Wednesday, February 22, 2012 at 8 a.m. PST (11 a.m. EST).

The dial-in number for this conference call for domestic callers is 877-317-1296 and 706-634-5671 for international callers (conference ID 41826311). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company’s website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers (conference ID 41826311). The webcast of the teleconference will be archived and available on Herbalife’s website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 81 countries through a network of approximately 2.7 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife’s website contains a information about Herbalife, including financial and other information for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• any collateral impact resulting from the ongoing worldwide financial “crisis,” including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a difficult economic environment;

• our relationship with, and our ability to influence the actions of, our distributors;

• improper action by our employees or distributors in violation of applicable law;

• adverse publicity associated with our products or network marketing organization;

• changing consumer preferences and demands;

• our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;

• the competitive nature of our business;

• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;

• legal challenges to our network marketing program;

• risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

• uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

• uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;

• our inability to obtain the necessary licenses to expand our direct selling business in China;

• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

• our dependence on increased penetration of existing markets;

• contractual limitations on our ability to expand our business;

• our reliance on our information technology infrastructure and outside manufacturers;

• the sufficiency of trademarks and other intellectual property rights;

• product concentration;

• changes in tax laws, treaties or regulations, or their interpretation;

• taxation relating to our distributors;

• product liability claims; and

• whether we will purchase any of our shares in the open markets or otherwise.

We do not undertake any obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended		Year Ended
	12/31/2011	12/31/2010 (3)	12/31/2011	12/31/2010 (3)

North America	$165,737	$140,898	$698,631	$614,126
Mexico	106,192	97,716	436,930	333,981
South and Central America	155,373	121,277	554,439	390,433
EMEA	151,556	140,146	615,180	527,744
Asia Pacific	247,015	189,081	938,590	683,499
China	58,696	49,238	210,767	184,443
Worldwide net sales	884,569	738,356	3,454,537	2,734,226
Cost of Sales	170,960	148,513	680,084	558,811	(1)
Gross Profit	713,609	589,843	2,774,453	2,175,415
Royalty Overrides	293,109	244,088	1,137,560	900,248
SGA	286,151	239,512	1,074,623	887,655	(1)
Operating Income	134,349	106,243	562,270	387,512
Interest Expense - net	(1,357)	1,126	2,491	7,417
Income before income taxes	135,706	105,117	559,779	380,095
Income Taxes	30,349	18,832	147,201	80,880	(1)
Net Income	105,357	86,285	412,578	299,215

Basic Shares (2)	115,989	118,164	117,540	119,004
Diluted Shares (2)	122,640	125,958	124,846	126,495

Basic EPS (2)	$0.91	$0.73	$3.51	$2.51
Diluted EPS (2)	$0.86	$0.69	$3.30	$2.37

Dividends declared per share	$0.20	$0.12	$0.73	$0.45

(1) Includes impact of items related to adoption of highly-inflationary accounting in Venezuela that are further discussed in Schedule A – “Reconciliation of Non-GAAP Financial Measures.”
(2) All share count and per share amounts have been adjusted to reflect the two-for-one stock split.

(3) During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change. See Note 2 of the annual report on Form 10-K for the year ended December 31, 2011.

Herbalife Ltd.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	Dec 31,	Dec 31,
	2011	2010 (1)

ASSETS
Current Assets:
Cash & cash equivalents	$258,775	$190,550
Receivables, net	89,660	85,612
Inventories	247,696	182,467
Prepaid expenses and other current assets	117,073	93,963
Deferred income taxes	55,615	42,994
Total Current Assets	768,819	595,586

Property, plant and equipment, net	193,703	177,427
Deferred compensation plan assets	20,511	18,536
Deferred financing cost, net	4,797	998
Other assets	41,125	25,880
Marketing related intangibles and other intangible assets, net	311,764	310,894
Goodwill	105,490	102,899
Total Assets	$1,446,209	$1,232,220

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$57,095	$43,784
Royalty Overrides	197,756	162,141
Accrued compensation	76,435	69,376
Accrued expenses	152,744	141,867
Current portion of long term debt	1,542	3,120
Advance sales deposits	31,702	35,145
Income taxes payable	31,415	15,383
Total Current Liabilities	548,689	470,816

Non-current liabilities
Long-term debt, net of current portion	202,079	175,046
Deferred compensation plan liability	23,702	20,167
Deferred income taxes	72,348	55,572
Other non-current liabilities	39,203	23,407
Total Liabilities	886,021	745,008

Commitments and Contingencies

Shareholders' equity:
Common shares	116	118
Additional paid in capital	291,950	248,693
Accumulated other comprehensive loss	(37,809)	(27,285)
Retained earnings	305,931	265,686
Total Shareholders' Equity	560,188	487,212

Total Liabilities and Shareholders' Equity	$1,446,209	$1,232,220

(1) During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change. See Note 2 of the annual report on Form 10-K for the year ended December 31, 2011.

Herbalife Ltd.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	12/31/2011	12/31/2010 (1)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$412,578	$299,215
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,853	68,621
Excess tax benefits from share-based payment arrangements	(27,450)	(7,728)
Share based compensation expenses	24,133	22,969
Amortization of discount and deferred financing costs	1,007	500
Deferred income taxes	(12,984)	(33,313)
Unrealized foreign exchange transaction loss (gain)	9,403	(7,142)
Write-off of deferred financing costs	914	—
Foreign exchange loss from adoption of highly inflationary accounting in Venezuela	—	15,131
Other	2,206	2,527
Changes in operating assets and liabilities:
Receivables	(9,687)	(7,593)
Inventories	(84,880)	(31,516)
Prepaid expenses and other current assets	3,229	10,254
Other assets	(13,864)	(3,485)
Accounts payable	15,427	6,650
Royalty overrides	44,041	15,732
Accrued expenses and accrued compensation	28,749	31,092
Advance sales deposits	(1,538)	12,439
Income taxes	42,659	(8,807)
Deferred compensation plan liability	3,535	3,538
NET CASH PROVIDED BY OPERATING ACTIVITIES	509,331	389,084
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(90,408)	(68,125)
Proceeds from sale of property, plant and equipment	297	115
Deferred compensation plan assets	(1,975)	(1,126)
NET CASH USED IN INVESTING ACTIVITIES	(92,086)	(69,136)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(85,489)	(53,740)
Borrowings from long-term debt	914,200	427,000
Principal payments on long-term debt	(888,865)	(499,451)
Deferred financing costs	(5,718)	—
Share repurchases	(321,639)	(160,008)
Excess tax benefits from share-based payment arrangements	27,450	7,728
Proceeds from exercise of stock options and sale of stock under employee stock purchase plan	22,262	15,309
NET CASH USED IN FINANCING ACTIVITIES	(337,799)	(263,162)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(11,221)	(17,037)
NET CHANGE IN CASH AND CASH EQUIVALENTS	68,225	39,749
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	190,550	150,801
CASH AND CASH EQUIVALENTS, END OF YEAR	258,775	190,550
CASH PAID DURING THE YEAR
Interest paid	$8,800	$9,295
Income taxes paid	$118,906	$111,497

(1) During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change. See Note 2 of the annual report on Form 10-K for the year ended December 31, 2011.

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited), (Dollars in Thousand, Except Per Share Data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investor in analyzing period to period comparisons of the Company’s results.

The following is a reconciliation of net income and diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share amount)
(Unaudited)

	Quarter Ended 12/31/2011
	Reported		Adjusted
	(GAAP)	Adjustment	(Non-GAAP)
Net Sales	884,569		884,569
Cost of Sales	170,960		170,960
Gross Profit	713,609	-	713,609
Royalty Overrides	293,109		293,109
SGA	286,151		286,151
Operating Income	134,349	-	134,349
	(1,357)		(1,357)
Income before income taxes	135,706	-	135,706
Income Taxes	30,349		30,349
Net Income	105,357	-	105,357

Diluted EPS	$0.86	$-	$0.86

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share amount)
(Unaudited)

	Quarter Ended 12/31/2010
	Reported		Adjusted
	(GAAP) (2)	Adjustment	(Non-GAAP)
Net Sales	$738,356		$738,356
Cost of Sales	148,513		148,513
Gross Profit	589,843	-	589,843
Royalty Overrides	244,088		244,088
SGA	239,512		239,512
Operating Income	106,243	-	106,243
Interest Expense (Income), net	1,126		1,126
Income before income taxes	105,117	-	105,117
Income Taxes	18,832		18,832
Net Income	$86,285	-	$86,285

Diluted EPS (1)	$0.69	$-	$0.69

(1) Diluted EPS has been adjusted to reflect the two-for-one stock split.

(2) During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change. See Note 2 of the annual report on Form 10-K for the year ended December 31, 2011.

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share amount)
(Unaudited)

	Year Ended 12/31/2011
	Reported			Adjusted
	(GAAP)	Adjustment		(Non-GAAP)
Net Sales	3,454,537			3,454,537
Cost of Sales	680,084			680,084
Gross Profit	2,774,453	-		2,774,453
Royalty Overrides	1,137,560			1,137,560
SGA	1,074,623			1,074,623
Operating Income	562,270	-		562,270
Interest Expense (Income), net	2,491	(914)	(1)	1,577
Income before income taxes	559,779	914		560,693
Income Taxes	147,201	214	(1)	147,415
Net Income	412,578	700		413,278

Diluted EPS	$3.30	$0.01		$3.31

(1) Write-off of unamortized deferred financing costs resulting from the debt refinancing arrangement in March 2011.

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share amount)
(Unaudited)

	Year Ended 12/31/2010
	Reported			Adjusted
	(GAAP) (5)	Adjustment		(Non-GAAP)
Net Sales	$2,734,226			$2,734,226
Cost of Sales	558,811	$(12,715)	(1)	546,096
Gross Profit	2,175,415	12,715		2,188,130
Royalty Overrides	900,248			900,248
SGA	887,655	(11,390)	(2)	876,265
Operating Income	387,512	24,105		411,617
Interest Expense (Income), net	7,417			7,417
Income before income taxes	380,095	24,105		404,200
Income Taxes	80,880	17,680	(3)	98,560
Net Income	$299,215	$6,425		$305,640

Diluted EPS (4)	$2.37	$0.05		$2.42

(1) Incremental U.S. dollar costs of 2009 imports in Venezuela which were recorded at the unfavorable parallel market exchange rate and were not devalued based on 2010 exchange rates but rather recorded at their historical dollar costs as products were sold.

(2) Includes $15,131 foreign exchange loss related to remeasurement of Venezuela's monetary assets and liabilities resulting from adoption of highly inflationary accounting and $3,741 foreign exchange gain resulting from receipt of U.S. dollar approved by CADIVI at the official exchange rate relating to 2009 product importations which were previously registered with CADIVI.

(3) Includes $14,452 favorable income taxes related to Venezuela becoming highly inflationary economy and $3,228 tax benefit from an international income tax audit settlement.
(4) Diluted EPS has been adjusted to reflect the two-for-one stock split.

(5) During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change. See Note 2 of the annual report on Form 10-K for the year ended December 31, 2011.

The following is a reconciliation of total long-term debt to net debt:

	12/31/2011	12/31/2010

Total long-term debt (current and long-term portion)	$203,621	$178,166
Less: Cash and cash equivalents	258,775	190,550
Net debt	$(55,154)	$(12,384)

CONTACT:
Herbalife Ltd.
Media Contact:
Barbara Henderson, 213-745-0517
SVP, Worldwide Corp. Comm.
or
Investor Contact:
Amy Greene, 213-745-0474
VP, Investor Relations